UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

As previously announced, on January 4, 2007, Getty Images, Inc. (the “Company”) commenced a solicitation of consents (the “Consent Solicitation”) from the holders of the Company’s $265 million aggregate principal amount of 0.50% Convertible Subordinated Debentures, Series B due 2023 (the “Debentures”) to an amendment to, and a waiver of the alleged or existing default or event of default under, the indenture governing the Debentures (the “Indenture”). As consideration for the amendment and waiver, the Company proposed to make a cash payment to consenting holders of the Debentures of $5.00 per $1,000 in aggregate principal amount of the Debentures held by such consenting holders, upon or promptly following expiration of the Consent Solicitation. The Company today announced that the requisite consent required to give effect to the amendment and waiver had not been received, and that the Consent Solicitation expired at 5:00 P.M., New York City time, on February 7, 2007, as previously scheduled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: February 8, 2007